EXHIBIT 99.2

                                    EXHIBIT 5
                Form of Application for Flexible Payment Variable
                     Accumulation Deferred Annuity Contract


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                        WRL FREEDOM(R) VARIABLE ANNUITIES

                                     [LOGO]

                              WESTERN RESERVE LIFE
                                VARIABLE ANNUITY
                                   APPLICATION

DO NOT COMPLETE THIS APPLICATION FOR ARIZONA, COLORADO, FLORIDA, KENTUCKY, MINNESOTA, NEW JERSEY, OHIO OR PENNSYLVANIA


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[LOGO]
                            APPLICATION INSTRUCTIONS

1 ANNUITANT

Please provide all of the information requested for the Annuitant. The Annuitant is the person/individual who will receive the Annuity Payments and whose life expectancy payments are based.

Please provide the Annuitant's Taxpayer Identification Number, this is also known as the Social Security Number.

2 CONTRACT OWNER

Complete ONLY if Contract Owner is not the same as the Annuitant.

Please provide all of the information requested for the Contract Owner. Should the Owner be a Trust, a complete trust date must be supplied. If this is to be an Individual Retirement Annuity, the Contract Owner must be the same as the Annuitant.

Please provide the Contract Owner's Taxpayer Identification Number. For individuals, this is the Social Security Number, for Corporations, this is the Federal Employer Tax Identification Number.

IF YOU NAME A NATURAL PERSON AS CONTRACT OWNER IN THIS SECTION, YOU SHOULD CONSIDER NAMING A SUCCESSOR CONTRACT OWNER IN SECTION 3.

3 SUCCESSOR CONTRACT OWNER

NOTE: IF THIS CONTRACT IS INTENDED TO BE AN INDIVIDUAL RETIREMENT ANNUITY (IRA), A SUCCESSOR CONTRACT OWNER IS NOT PERMITTED.

If, prior to the maturity Date, a Contract Owner, who is a natural person and is not the Annuitant, dies before the Annuitant, the Successor Contract Owner become the Contract Owner. In the event, the Successor Contract Owner will have all rights to ownership and values, as provided in the Contract, and no death benefit proceeds are payable to the designated beneficiary. In the same situation, if no Successor Contract Owner is named, the Owner's Estate would become the new Owner.

4 BENEFICIARY DESIGNATION

If the Annuitant is also the Owner or if the Owner is not a natural person, and the annuitant dies before the maturity date, a death benefit is payable. The Primary Beneficiary, if living, is entitled to receive the death benefit proceeds. If the Primary Beneficiary is already deceased, the Contingent Beneficiary, if designated, will receive the death benefit proceeds; otherwise, the proceeds will be paid to the Owner's estate. The relationship of the Beneficiary to the Annuitant must be provided.

5 NAME OF ANNUITY

The Name of Annuity/Product being applied for must be indicated. THE CONTRACT OWNER MUST ANSWER THE REPLACEMENT QUESTION. IF REPLACING A LIFE INSURANCE POLICY OR AN ANNUITY CONTRACT FROM ANOTHER COMPANY, PLEASE CHECK THE BOX MARKED "YES", AND COMPLETE THE REQUIRED FORM(S). IF NOT REPLACING A POLICY OR A CONTRACT, CHECK THE BOX MARKED "NO."

6 TYPE OF PLAN

Indicate the type of plan being APPLIED FOR.

7 PURCHASE PAYMENTS

Refer to the prospectus for the minimum initial purchase payment, payable by check, wire transfer*, 1035 Tax Free Exchange, Custodian to Custodian Transfer, Direct Rollover or a combination thereof. Indicate the initial purchase amount if enclosed with the application.

* Consult the prospectus for instructions to wire transfer funds to Western Reserve Life.

8 ALLOCATION OF PURCHASE PAYMENTS

Payments may be allocated to any combination of the available Sub-Accounts, or the Fixed Account. Please indicate each allocation selected as a whole percentage of the Purchase Payment; note that the total allocations must equal 100%. Future Purchase Payments will be allocated as shown in this section, unless Western Reserve Life is notified differently in writing by the Contract Owner.

9 STATEMENT OF OWNER

The Owner must sign, as indicated, exactly as the name appears in either Item 1, if Annuitant and Owner are the same, or in Item 2, if Annuitant and Owner are different. The State in which the application was written and the date signed are also required.

10 BROKER/DEALER INFORMATION

The Registered Representative signature and the date signed are required. Complete all of the remaining information by PRINTING CLEARLY. THE REPLACEMENT QUESTION IS REQUIRED TO BE ANSWERED.

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                         OPTIONAL FEATURE INSTRUCTIONS

11 AUTOMATIC MONTHLY INVESTING

Complete this section if Automatic Monthly Investing by electronic funds is desired. A voided, unsigned check from the bank account to be debited must be attached to the application. The amount debited will be allocated according to the instructions in Section 8 of the Application, or as subsequently changed in writing by the Owner. Credit Unions and Savings account may not be eligible.

12 TELEPHONE TRANSFER

Your Variable Annuity Contract will automatically receive telephone transfer privileges described in the applicable prospectus unless instructions to the contrary are indicated.

Western Reserve Life will not be liable for complying with the telephone instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expense in acting on such telephone instructions, and Owners will bear the risk of any such loss. Western Reserve Life will employ such procedures to confirm that the telephone instructions are genuine. If Western Reserve Life does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. Such procedures may include, among others, requiring forms of personal identification prior to acting upon such telephone instructions, providing written confirmation of such transactions to Owners and/or tape recording of telephone transfer request instructions received.

                ONLY ONE OF THE FOLLOWING OPTIONS MAY BE CHOSEN

13A DOLLAR COST AVERAGING

Complete this section if Dollar Cost Averaging is desired. If selected, Western Reserve Life will automatically transfer the stated amount(s) from the designated Sub-Account(s) or the Fixed Account* to the other Sub-Account(s) or Fixed Account indicated on the chosen date of each month. The "Dollar Cost Averaging" feature is a long-term investment method which provides for regular, level investments over time. Western Reserve Life makes no guarantee that the Dollar Cost Averaging feature, if implemented, will result in a profit or protect from loss. To complete this section, indicate the Sub-Account(s) or Fixed Account* from which the Dollar Cost Averaging are to be made, one Sub-Account or Fixed Account* per
"From" line. A minimum of $10,000 must be allocated in each Sub-Account chosen (or Fixed Account*) at the time this option is initiated. At least $1,000 in the aggregate must be transferred each month.

* No more than 1/10 of the amount in the Fixed Account at the beginning of the Dollar Cost Averaging can be transferred each month.(NOTE: THIS OPTION IS NOT AVAILABLE IF "AUTOMATIC WITHDRAWAL OR ASSET REBALANCING" OPTION IS SELECTED.)

13B ASSET REBALANCING

Complete this section if Asset Rebalancing is desired. If selected, Western Reserve Life will automatically transfer amounts among the chosen Sub-Accounts on the frequency selected to maintain a desired allocation of the annuity purchase value among the various Sub-Accounts offered. Western Reserve Life makes no guarantee that the Asset Rebalancing feature, if implemented, will result in a profit or protect against loss. To be eligible, A MINIMUM INITIAL PURCHASE PAYMENT OF $10,000 MUST ACCOMPANY THIS APPLICATION. (NOTE: THIS OPTION IS NOT AVAILABLE IF "AUTOMATIC WITHDRAWAL OR DOLLAR COST AVERAGING" OPTION IS SELECTED.)

13C AUTOMATIC WITHDRAWAL

The Owner may select to withdraw up to 10% of the Contract value annually, payable in equal monthly installments of at least $200 per month. To be eligible, a minimum initial payment of $25,000 must accompany this application. A penalty tax equal to 10% of the amount of the withdrawals treated as taxable income will generally be imposed on the withdrawals prior to the Owner's age 59-1/2. Withdrawals will be processed on the date specified herein. If the date an Automatic Withdrawal transaction would otherwise be processed falls on a non-business day, the Automatic Withdrawal will be processed on the next business day. For Tax-Qualified contracts, or if the Owner is a resident of a community property state, spousal signature is required. If an alternate payee is designated, and the payee is a bank account, the Automatic Withdrawal will be directly deposited by electronic funds transfer. If the payee is not a bank, please allow 7 to 10 days for receipt of funds by mail. Indicate whether or not to withhold Federal income tax from the withdrawal payments. (NOTE: THIS OPTION IS NOT AVAILABLE IF "AUTOMATIC MONTHLY INVESTING OR ASSET REBALANCING" OPTION IS SELECTED.)

14 APPROVAL OF OPTIONAL FEATURES

If any of the Optional Features available in Section(s) 11, 12 and 13 have been selected, please complete this section by printing and signing your name as indicated.

 FOR ASSISTANCE INCOMPLETING THIS APPLICATION, PLEASE CALL YOUR DEDICATED "800"
            LINE AND DIAL EXTENSION 6525 FOR OUR SALES SUPPORT TEAM.

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PLEASE MAIL APPLICATION AND CHECK PAYABLE TO:                 IF OVERNIGHT DELIVERY:

Western Reserve Life Assurance Co. of Ohio         Western Reserve Life Assurance Co. of Ohio
Attention: Annuity Department                              Attention: Annuity Department
P O Box 9051                                                     201 Highland Avenue
Clearwater, Florida 33758                                         Largo, Florida 33770
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                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
             P.O. Box 9051 /bullet/ Clearwater, Florida 33758-9051

1 ANNUITANT

                                                      [ ] Male
_____________________________________________________ [ ] Female
Name

_______________________________________________________
Address

_______________________________________________________
City                 State                    Zip

______/______/_________________________________________
Date of Birth (Mo/Day/Yr)                Age

(________)_____________________________________________
Daytime Telephone  Social Security or Taxpayer I.D. No.

2 CONTRACT OWNER (IF OTHER THAN ANNUITANT)


                                                      [ ] Male
_____________________________________________________ [ ] Female
Name

_______________________________________________________
Address

_______________________________________________________
City                 State                    Zip

______/______/_________________________________________
Date of Birth (Mo/Day/Yr)                Age

(________)_____________________________________________
Daytime Telephone  Social Security or Taxpayer I.D. No.


3 SUCCESSOR CONTRACT OWNER (OPTIONAL)

                                                      [ ] Male
_____________________________________________________ [ ] Female
Name

_______________________________________________________
Address

_______________________________________________________
City                 State                    Zip

______/______/_________________________________________
Date of Birth (Mo/Day/Yr)                Age

(________)_____________________________________________
Daytime Telephone  Social Security or Taxpayer I.D. No.

4 BENEFICIARY DESIGNATION

_______________________________________________________
Primary                    Relationship to Annuitant

________________________________________________________
Contingent                 Relationship to Annuitant

(If more than one Primary or Contingent Beneficiary is designated, proceeds will be divided equally among the survivors within the classification unless otherwise indicated.)

5  NAME OF ANNUITY (CHECK ONE)

 [ ] WRL Freedom Attainer (F)        [ ]  WRL Freedom Conqueror (H)
 [ ] WRL Freedom Bellwether (G)      [ ]  Other ______________________

REQUIRED: WILL THIS ANNUITY REPLACE OR CHANGE ANY EXISTING ANNUITY OR LIFE INSURANCE?

 [ ] Yes  [ ]  No      If Yes, give name of company and policy number below:

______________________________________________________________________________
Company Name

_______________________________________________________________________________
Policy Number

6  TYPE OF PLAN

 [ ] Non-Qualified    [ ] SEP/IRA           [ ] S.I.M.P.L.E. IRA
 [ ] ROTH IRA         [ ] IRA  INDICATE THE SOURCE OF IRA BELOW
 [ ] Transfer         [ ] Conduit           [ ] Rollover/Direct Rollover
 [ ] Contributory - Tax Year ___________________________________________
 [ ] Other _____________________________________________________________

7 PURCHASE PAYMENTS

                  MAKE CHECK PAYABLE TO "WESTERN RESERVE LIFE"

Initial Premium $_____________________

 [ ] Automatic Monthly Investing (Complete preauthorization section)

8  ALLOCATION OF PURCHASE PAYMENTS

Aggressive Growth (Fred Alger)                                  %
Emerging Growth (Van Kampen/American Capital)                   %
Third Avenue Value (EQSF Advisers)                              %
Growth (Janus Capital)                                          %
Global (Janus Capital)                                          %
Global Sector Portfolio (Meridian)                              %
C.A.S.E. Growth (C.A.S.E.)                                      %
Value Equity (NWQ)                                              %
Tactical Asset Allocation (Dean Investment)                     %
Strategic Total Return (Luther King Capital)                    %
Growth & Income (Federated)                                     %
Balanced (AEGON USA)                                            %
Bond (AEGON USA)                                                %
International Equity (GE & Scottish Equitable)                  %
U.S. Equity (GE)                                                %
Money Market (J.P. Morgan)                                      %
Fixed (See Prospectus for restrictions)                         %
Other                                                           %
Other                                                           %
                                                       ----------
                                                       TOTAL 100%

Does Applicant want a Statement of Additional Information?  [ ] Yes

9 STATEMENT OF OWNER

I hereby represent my answers to the above questions are true to the best of my knowledge and belief. I agree that this application shall be a part of the annuity contract. I have received a current Prospectus for the contract. I understand that I should consult my own tax advisor and/or legal counsel as to the consequences of using this product in conjunction with my own particular tax or financial plan. I UNDERSTAND THAT UNDER THE CONTRACT APPLIED FOR VALUES MAY INCREASE OR DECREASE DEPENDING UPON INVESTMENT EXPERIENCE. I also state that the contract is in accordance with my financial objectives.

* The standard maturity date is the anniversary nearest Annuitant's age 90. The standard annuity option is variable account life annuity with 120 monthly payments guaranteed. Option to change election is permitted by the contract.

Under penalty of perjury, I (the owner) certify that my Taxpayer I.D. # is correct as it appears on the application and that I am not subject to backup withholding.

______________________________________     ____________________________________
Signed in (State)          Date Signed     Signature of Contract Owner

10 BROKER/DEALER INFORMATION

I certify that (1) the Applicant signed this completed Application in my presence; (2) I am authorized and qualified to discuss the contract herein applied for.

_______________________________________________________
Registered Representative Signature        Date

 _______________________________________________________
 Name of Broker/Dealer   Dealer Number     Dealer Branch

________________________________________________________________________
Print RR Name, Agent Number, Production %, State License (if applicable)

________________________________________________________________________
Print RR Name, Agent Number, Production %, State License (if applicable)

______________/_______________
RR Phone #            FAX

REQUIRED: WILL THIS CONTRACT REPLACE OR CHANGE ANY EXISTING LIFE INSURANCE OR ANNUITY IN THIS OR ANY OTHER COMPANY?

                           [ ]YES  [ ]NO      IF YES, EXPLAIN


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                               OPTIONAL FEATURES

11 AUTOMATIC MONTHLY INVESTING                        --ATTACH VOIDED CHECK--

[ ] I authorize the making of Purchase Payments by electronic funds on a monthly basis, in the amount of $_____________ beginning on or about the ______ day of each month. I have attached to this form a voided, unsigned check from the bank account to be debited. I may notify Western Reserve Life in writing at the Administrative Office to cancel this authorization at any time. (Note: Credit unions and savings accounts may not be eligible, please consult your banking institution.)

12 TELEPHONE TRANSFER (See Prospectus for Telephone Transfer Procedures)

Your Variable Annuity Contract will automatically receive telephone transfer privileges described in the prospectus unless instructions to the contrary are indicated below. These privileges allow you to give the registered representative of record for your contract authority to make telephone transfers and to change the allocation of future payments among the Sub-Accounts and the Fixed Account (restrictions may apply) on your behalf according to your instructions.

[ ] I do NOT want telephone transfer privileges as described above.

                 ONLY ONE OF THE FOLLOWING OPTIONS MAY BE CHOSEN

13A DOLLAR COST AVERAGING ("DCA") (Minimum of $10,000 in each Sub-Account or
    Fixed Account required.)

I hereby request and authorize Western Reserve Life to transfer funds from the selected Sub-Account(s) or Fixed Account to invest in the portfolio(s), in the amount indicated below. The transfers are to be made on the ________ day of the month. The minimum total to be transferred each month is $1,000.

Transfer From:

$_________________ $________________ $_________________
Bond               Fixed Account*    Money Market
Transfer To:

__________________ $_________________  _________________ $ _________________

__________________ $_________________  _________________ $ _________________

__________________ $_________________  _________________ $ _________________

__________________ $_________________  _________________ $ _________________


NOTE: The first transfer will take place the month following the issuance of the contract. I understand that DCA transfers do not guarantee a profit and do not protect against a loss. I further understand and agree: (1) Western Reserve Life shall not be subjected to any claim, loss, liability, cost or expense if it acts in reliance upon the instructions contained in the authorization; and (2) this authorization shall not affect the allocation of future net purchase payments; and (3) once elected, transfers will be processed monthly until the earlier of:
(a) the date the entire value of each Sub-Account or the Fixed Account from which transfers are made is completely depleted; (b) the date Western Reserve Life receives written instructions from me at the Administrative Office to cancel the monthly DCA transfers; or (c) the date Western Reserve Life discontinues this DCA transfer privilege.
* No more than 1/10 of the amount of the Fixed Account at the beginning of the DCA can be transferred each month.

13B ASSET REBALANCING (Minimum initial purchase payment of $10,000)

I hereby request and authorize Western Reserve Life to automatically transfer amounts among the chosen Sub-Accounts (as indicated below) on the frequency selected to maintain a desired allocation of the Annuity Purchase Value among the various Sub-Accounts offered.

Frequency:    [ ] Quarterly    [ ] Semi-Annual     [ ] Annual

NOTE: Western Reserve Life will effect the initial rebalancing of Cash Value on the next such anniversary, in accordance with the Contract's current Net Purchase Payment Allocation schedule. Asset Rebalancing will be processed in the frequency requested until the earlier of: (a) the date Western Reserve Life receives written instructions from me at the Administration Office to cancel the Asset Rebalancing; or (b) the date any transfer is made to, or from, any Sub-Account, other than a scheduled rebalancing; or (c) the date Western Reserve Life discontinues this Asset Rebalancing privilege. Asset Rebalancing is not available for any amounts in the Fixed Account.

13C AUTOMATIC WITHDRAWAL

Subject to the provisions of the prospectus and this authorization, I hereby request and authorize Western Reserve Life beginning (month/year)____________/____________ to systematically make withdrawals of $_________________ (minimum $200) per month on the ________ day of each month from the Sub-Accounts shown below and to make payment to me unless a different payee is named below.

AUTOMATIC WITHDRAWALS REQUIRE A MINIMUM INITIAL PURCHASE PAYMENT OF $25,000 (FIXED ACCOUNT NOT AVAILABLE) AGGREGATE WITHDRAWAL CANNOT EXCEED 10% OF CASH VALUE ANNUALLY.

Amounts received as withdrawals from non-tax qualified annuity contracts prior to the maturity date are first treated as taxable income to the extent of any gain. Additionally, a penalty tax equal to 10% of the amount treated as taxable income will generally be imposed on withdrawals made prior to the Owner's age 591/2. This authorization applies only to this Western Reserve Application/Contract being applied for. A separate authorization must be completed for any additional Variable Annuity Contracts owned. I understand and agree to the terms and conditions as set forth in the Prospectus.

ALTERNATE PAYEE DESIGNATION If payee is a Bank Account, Attach a Voided Check for Direct Deposit by electronic funds transfer

NOTE: Provide the following information only if the name of the payee differs from the Owner. Western Reserve is directed to make the monthly Automatic Withdrawal Payments to:

________________________________________________________________________
Payee's Name or Bank (IF PAYEE IS A BANK ACCOUNT, ATTACH A VOIDED CHECK)

_________________________________________________________________________
Bank Account Number

_________________________________________________________________________
Address                                   City            State      Zip

            ELECTION FOR RECIPIENTS OF PERIODIC PAYMENTS-INSTRUCTIONS

Check box A if you do not want any Federal income tax withheld from your Annuity withdrawal payments. Check box B if you do want Federal income tax withheld from your Annuity withdrawal payments. THIS SECTION MUST BE COMPLETED, IF AUTOMATIC WITHDRAWAL ELECTED.

Even if you elect not to have Federal income tax withheld, you are liable for payment of Federal income tax on the taxable portion of your annuity payments. You may also be subject to tax penalties under the estimated tax payment rules if your payment of estimated tax and withholding, if any, is inadequate.

A [ ] I do not want to have Federal income tax withheld from my annuity withdrawal payments.
B [ ] I wish to have Federal income tax withheld from my annuity withdrawal payments.
SUB-ACCOUNT WITHDRAWAL ALLOCATION Specify the Sub-Account(s) in percentages for Asset Rebalancing (The percent % must equal 100%). Specify the Sub-Accounts in dollar amounts for Automatic Withdrawals (Minimum $200).

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

$__________  Aggressive Growth         ________%  $__________  Emerging Growth        ________%
$__________  Growth                    ________%  $__________  Global                 ________%
$__________  C.A.S.E. Growth           ________%  $__________  Value Equity           ________%
$__________  Tactical Asset Allocation ________%  $__________  Strategic Total Return ________%
$__________  Balanced                  ________%  $__________  Bond                   ________%
$__________  U.S. Equity               ________%  $__________  Money Market           ________%
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$__________  Third Avenue Value    ________%
$__________  Global Sector         ________%
$__________  Growth & Income       ________%
$__________  International Equity  ________%
$__________  Other                 ________%
$__________  Other                 ________%


14 APPROVAL OF OPTIONAL FEATURES

By signing below, I hereby attest that I have selected the options available in any or all Sections 11, 12 and 13 above, according to the information which I have entered in each section.


_________________________________        __________________________________
Owner's Name - Please Print              Owner's Signature        Date

_________________________________        __________________________________
Name of Spouse - Please Print            Signature of Spouse*     Date


* Signature of the Spouses required if the contract is a Tax-Qualified Plan or if the Owner is a resident of a community property state.